                                                                      EXHIBIT 20

THE NASDAQ STOCK MARKET
CASH DIVIDEND/DISTRIBUTION NOTIFICATION FORM

Instructions: Please print or type. Fill in only appropriate section(s). The information contained on this form shall be deemed public information unless clearly noted otherwise.

Pursuant to SEC Rule 10b-17, this form may be duplicated and may be used for notification of a distribution of securities of another issuer.

COMPLETE CORPORATE NAME  Site Technologies, Inc.
                       ---------------------------------------------------------

ADDRESS OF PRINCIPAL EXECUTIVE OFFICES  1120 Forrest Avenue, #301
                                      ------------------------------------------

CITY/STATE/ZIP CODE  Pacific Grove, California 93590
                   -------------------------------------------------------------

TELEPHONE  (408) 852-9200        FACSIMILE  (650) 852-9244        E-MAIL  N/A
         -----------------------          ----------------------        --------

Class of security:  Common Stock
                  --------------------------------------------------------------

CUSIP/CINS number:  82980R-10-2
                  --------------------------------------------------------------

Transfer agent:  Mark Cano, U.S. Stock Transfer Corp.
               -----------------------------------------------------------------

Shares outstanding:  8,516,384
                   -------------------------------------------------------------

Declaration date:  To be determined
                 ---------------------------------------------------------------

Amount of cash per share:  To be determined
                         -------------------------------------------------------

Record date:  August 14, 2000
            --------------------------------------------------------------------

Distribution date/payment date:  To be determined
                               -------------------------------------------------

Annual cash dividend rate:  N/A
                          ------------------------------------------------------

Explain any conditions which must be met (for example, shareholder approval, government approval, SEC registration, etc.) for this distribution to become effective: Distributions should occur as soon as practicable after the
          ----------------------------------------------------------------------
payment of all creditor claims and expenses of administration, and post-
--------------------------------------------------------------------------------
confirmation expenses.
--------------------------------------------------------------------------------

CONTACT NAME  Jeff Ait
            --------------------------------------------------------------------

TITLE  Chief Executive Officer
     ---------------------------------------------------------------------------

ADDRESS (IF DIFFERENT THAN ABOVE)
                                 -----------------------------------------------

CITY/STATE/ZIP CODE
                   -------------------------------------------------------------

TELEPHONE                        FACSIMILE                        E-MAIL
         -----------------------          ----------------------        --------

OFFICER'S SIGNATURE  /s/ JEFF AIT
                   -------------------------------------------------------------

OFFICER'S NAME AND TITLE  Jeff Ait, Chief Executive Officer       DATE  8/1/00
                        ----------------------------------------      ----------

Return to:
     The Nasdaq Stock Market
     Market Data Integrity
     Attn: Nasdaq Issuer 10b-17 Notification
     80 Merritt Boulevard
     Trumbull, CT 06611

     Telephone (203) 375-9609
     Fax (203) 385-6381

                                                                   [LOGO] NASDAQ

(c)April 2000. The Nasdaq Stock Market, Inc. All rights reserved.
Nasdaq and The Nasdaq Stock Market are registered service marks of The Nasdaq Stock Market, Inc.